UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of Earliest Event Reported): May 8, 2023

ESSENT GROUP LTD.
(Exact name of registrant as specified in its charter)

Bermuda	001-36157	Not Applicable
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Clarendon House
2 Church Street
Hamilton HM11, Bermuda
(Address of Principal Executive Offices and Zip Code)

(441) 297‑9901
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company        ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, $0.015 par value	ESNT	New York Stock Exchange

Item 5.07     Submission of Matters to a Vote of Security Holders.

On May 2, 2023, Essent Group Ltd. (the “Company”) held its 2023 Annual General Meeting of Shareholders (the “Annual Meeting”). A total of 108,024,445 of the Company’s common shares were entitled to vote as of March 3, 2023, the record date for the Annual Meeting, of which 101,891,336 were present in person or by proxy at the Annual Meeting. The following is a summary of the final voting results for each matter presented to shareholders at the Annual Meeting.

Proposal 1 – Election of three Class III directors to serve through the 2026 Annual General Meeting of Shareholders:

	Votes For	Votes Withheld	Broker Non-Votes
Mark A. Casale	98,920,919	1,712,947	1,257,470
Douglas J. Pauls	98,737,513	1,896,353	1,257,470
William Spiegel	83,940,594	16,693,272	1,257,470

Proposal 2 — The re-appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2023 and until the 2024 Annual General Meeting of Shareholders, and the referral of the determination of the auditors’ compensation to the board of directors, was ratified:

Votes For:	101,250,280
Votes Against:	600,080
Abstentions:	40,975

Proposal 3 — The non-binding, advisory vote on compensation was ratified:

Votes For:	98,284,677
Votes Against:	1,995,698
Abstentions:	353,491
Broker Non-Votes:	1,257,470

Proposal 4 — The Essent Group Ltd. 2013 Long-Term Incentive Plan, as amended and restated, was approved:

Votes For:	93,089,973
Votes Against:	7,491,451
Abstentions:	52,442
Broker Non-Votes:	1,257,470

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 8, 2023

ESSENT GROUP LTD.

By:    /s/ David B. Weinstock
Name: David B. Weinstock
Title: Senior Vice President and Chief Financial Officer